CERTIFICATION

Exhibit 13

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of CNH Global N.V. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2003 of the Company (the “Form 20-F”) and the annual report on Form 20-F/A, dated as of the date hereof, of the Company fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated April 22, 2004

/s/ Paolo Monferino
Paolo Monferino
Chief Executive Officer

/s/ Michel Lecomte
Michel Lecomte
Chief Financial Officer

A signed original of this written statement has been provided to CNH Global N.V. and will be retained by CNH Global N.V. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C §1350 and is not being filed as part of the Report or as a separate disclosure document.